Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Integrated Information Systems, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the headings “Selected Consolidated Financial Data” and “Experts” in the prospectus.

/s/ KPMG LLP

Phoenix, Arizona

February 22, 2000